UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e) (2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

WHITE ELECTRONIC DESIGNS CORPORATION
(Name of Registrant as Specified In Its Charter)

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☐	Fee computed per Exchange Act Rules 14a-6(i) (1) and 0-11

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WHITE ELECTRONIC DESIGNS CORPORATION
3601 East University Drive
Phoenix, Arizona 85034

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held on March 7, 2007

To the Shareholders of White Electronic Designs Corporation:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of White Electronic Designs Corporation, an Indiana corporation (“Corporation”), will be held at the headquarters of White Electronic Designs Corporation, 3601 East University Drive, Phoenix, Arizona 85034, on March 7, 2007, at 11:00 A.M., Mountain Standard time, for the following purposes:

1. To elect six directors of the Corporation;

2.	To ratify the appointment of Grant Thornton LLP as the independent registered public accounting firm of the Corporation and its subsidiaries for the fiscal year ending September 29, 2007; and

3. To transact such other business as may properly come before the meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on January 17, 2007 as the record date for the determination of shareholders who are entitled to notice of and to vote at the meeting, or any adjournments thereof. This Proxy Statement was first mailed to shareholders on or about January 24, 2007. We cordially invite you to attend the Annual Meeting.

By Order of the Board of Directors;

ROGER A. DERSE
Secretary

Phoenix, Arizona
January 24, 2007

YOUR VOTE IS IMPORTANT

YOU ARE URGED TO VOTE YOUR PROXY PROMPTLY BY MAIL, TELEPHONE OR INTERNET, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

WHITE ELECTRONIC DESIGNS CORPORATION
3601 E University Drive
Phoenix, Arizona 85034

PROXY STATEMENT
for
ANNUAL MEETING OF SHAREHOLDERS
March 7, 2007

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors (“Board”) of White Electronic Designs Corporation, an Indiana corporation (“Corporation”), to be used at the Annual Meeting of Shareholders of the Corporation, to be held at the offices of White Electronic Designs Corporation, 3601 East University Drive, Phoenix, Arizona 85034, on March 7, 2007, at 11:00 A.M., Mountain Standard time, and at any adjournments of the Annual Meeting, as described in the accompanying Notice of Annual Meeting of Shareholders. These proxy materials were first mailed on or about January 24, 2007 to all of the Corporation’s shareholders entitled to vote at the Annual Meeting of Shareholders.

VOTING RIGHTS AND SOLICITATION

Voting

The Board has fixed the close of business on January 17, 2007 as the record date for the determination of shareholders who are entitled to notice of and to vote at the Annual Meeting. On the record date, there were approximately 23,512,840 outstanding shares of the Corporation’s Common Stock, stated value $0.10 per share (“Common Stock”). Each shareholder of record on January 17, 2007 is entitled to one vote for each share of Common Stock held by such shareholder on that date. A majority of the outstanding shares of the Common Stock must be present or represented by proxy at the Annual Meeting in order to have a quorum. Directors of the Corporation are elected by a plurality of the votes cast by the shares present in person or by proxy at the Annual Meeting and entitled to vote. For any other matter that may properly come before the Annual Meeting, approval is obtained if the votes cast in favor exceed the votes cast in opposition.

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections appointed for the meeting. The Inspector of Elections will determine whether or not a quorum is present and will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will be considered broker non-votes and will not be counted as either votes for or against that matter, but will be counted for purposes of determining a quorum. Accordingly, abstentions and broker non-votes will have no effect on any matter voted upon at the Annual Meeting, other than being counted for purposes of establishing a quorum.

Methods of Voting

All shareholders of record may vote by sending their proxy cards by mail. Shareholders of record may also vote by telephone or Internet. Shareholders who hold their shares through a bank or broker may vote by telephone or Internet if their bank or broker offers those options.

•	By Mail: Shareholders of record may complete, sign, date and return their proxy cards in the pre-paid envelope provided. If you sign, date and return your proxy card without indicating how you want to vote, your proxy will be voted as recommended by the Board of Directors.

•	By Telephone or Internet: Shareholders of record may vote by using the toll-free number or Internet website address listed on the proxy card. Please see your proxy card for specific instructions. If you vote by telephone or internet, please DO NOT mail your proxy card.

Proxies

Whether or not you are able to attend the Annual Meeting, you are urged to vote your proxy, which is solicited on behalf of the Corporation’s Board of Directors and which will be voted as you direct on your proxy when properly completed. In the event that no directions are specified, such proxies will be voted FOR the nominees of the Board of Directors (Proposal 1), FOR the ratification of the Corporation’s independent registered public accounting firm (Proposal 2) and in the discretion of the proxy holders, as to other matters that may properly come before the Annual Meeting. The proxy may be revoked at any time before it is voted by (i) delivering written notice to the Secretary of the Corporation prior to the start of the Annual Meeting, (ii) duly executing and delivering a proxy bearing a later date, or (iii) attending the Annual Meeting and voting in person.

Solicitation of Proxies

The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Annual Meeting and the enclosed proxy card will be borne by the Corporation. In addition to the solicitation of proxies by use of the mails, the Corporation may use the services of some of its officers and regular employees to solicit proxies personally and by telephone. Our officers and employees will receive no additional compensation for performing these services. The Corporation also will use its stock transfer agent, American Stock Transfer and Trust Company, to assist in the solicitation at an additional cost of approximately $10,000. The Corporation will request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy materials to the beneficial owners of shares that are registered in their names and to request authority for the execution of proxies, and will reimburse such persons for their expenses in so doing.

PROPOSAL 1

ELECTION OF DIRECTORS

Six directors of the Corporation will be elected to the Board at the Annual Meeting. Each director will be elected to serve in accordance with the By-Laws of the Corporation until the next annual meeting of shareholders and until the director’s successor is duly elected and qualified. Directors are elected by a plurality of the votes cast, meaning that the six persons who receive the largest number of the votes cast for the election of directors will be elected directors, assuming there is a quorum present. The Corporation’s Board of Directors is presently comprised of six members.

The Board of Directors has determined that each of the following directors and nominees is independent according to the applicable rules of the Securities and Exchange Commission and the listing standards of NASDAQ, which constitutes a majority of the Board of Directors: Jack A. Henry, Thomas J. Toy, Paul D. Quadros, Thomas M. Reahard and Edward A. White.

Nominees for Election as Directors

If you sign and return your proxy card, and unless you instruct otherwise, the individuals named as proxies in the proxy card will vote your shares for the election of the following persons as directors: Thomas M. Reahard, Hamid R. Shokrgozar, Thomas J. Toy, Edward A. White, Jack A. Henry, and Paul D. Quadros. Each of Messrs. Reahard, Shokrgozar, Toy, White, Henry and Quadros has previously been elected to the Board by the shareholders and has consented to being named as a nominee herein. The Board has no reason to believe that any of the nominees will be unavailable for election as a director. However, should any of them become unwilling or unable to accept election, it is intended that the individuals named in the enclosed proxy may vote for the election of such other person or persons as the Board may recommend.

Business Experience

Set forth below is background information concerning the nominees for election to the Board.

Name and Age	Biographical Information

Thomas M. Reahard (55)	Thomas M. Reahard has served on our Board since November 1995 and currently serves as the Lead Director and is a member of the Corporate Governance and Nominating Committee and the Compensation Committee. He has been the Chairman and Chief Executive Officer of Symmetry Software Corporation, a computer software development corporation, since 1984. He is the founder of Scottsdale.com, a co-founder of the Arizona Technology Council and current Chairman of the Barrow Neurological Foundation. Mr. Reahard holds a Bachelor of Science degree in Industrial Engineering from Cornell University and a Master of Science degree in Industrial Engineering from the University of Missouri.

Hamid R. Shokrgozar (46)	Hamid R. Shokrgozar has been our President and Chief Executive Officer since October 1998 and the Chairman of our Board since August 2000. He served as a Director and as President and Chief Executive Officer of Bowmar from January 1998 until the merger of Bowmar and EDI in October 1998. He served as President of White Microelectronics, the largest division of Bowmar, from June 1993 to December 1997 and as its Vice President of Engineering and Technology from July 1988 to June 1993. He also served as Chairman of the American Electronic Association (AEA), Arizona Council, during fiscal years 1999 and 2000. In addition, he holds a United States Patent for the invention of ‘‘Stacked Die Carrier Assembly.” Mr. Shokrgozar holds a Bachelor of Science degree in Electrical Engineering from California State University, Fullerton.

Thomas J. Toy (51)	Thomas J. Toy has served on our Board since October 1998, and currently serves as the Chairman of our Corporate Governance and Nominating Committee and is a member of the Audit Committee. He is Managing Director of PacRim Venture Partners, a venture capital firm he co-founded in 1999, and a Partner at SmartForest Ventures, also a venture capital firm. Previously, he was a Partner at Technology Funding, a venture capital firm he worked for from 1987 to 1999. He also serves as a Director and incoming Chairman of the Board of UTStarcom, a manufacturer of wireless communications equipment, a Director of Solarfun Power Holdings, a producer of solar energy cells and modules, as well as several private companies. Mr. Toy holds a Bachelor of Arts degree and a Master of Management degree from Northwestern University.

Edward A. White (79)	Edward A. White has served on our Board since we were founded as Bowmar in September 1951. He is currently the Vice Chairman of the Board and is a member of the Corporate Governance and Nominating Committee and the Compensation Committee. He previously served as Chairman of the Board from September 1983 to October 1998. He founded us in September 1951 and served as our President and Chief Executive Officer from June 1980 to May 1986. Mr. White holds a Bachelor of Science degree in Engineering from Tufts University.

Jack A. Henry (63)	Jack A. Henry has served on our Board since January 2004 and currently serves as the Chairman of our Audit Committee. He began his career with Arthur Andersen in 1966, and in 2000 retired as the managing partner of the Phoenix office. He then formed Sierra Blanca Ventures LLC, a private investment and advisory firm. He currently serves on the Boards of Directors of Vista Care, Inc., DHB Industries and one private company. He previously served on the Boards of Directors of Simula, Inc., SOS Staffing Services, Inc., Vodavi Technology, Inc. and Tickets.com, all public-reporting companies. He currently serves as President of the Arizona Chapter of the National Association of Corporate Directors. Mr. Henry holds a Bachelor of Business Administration degree and a Master of Business Administration degree from the University of Michigan.

Name and Age	Biographical Information

Paul D. Quadros (60)	Paul D. Quadros has served on our Board since January 2004 and currently serves as the Chairman of the Compensation Committee and is a member of the Audit Committee. He is a co-founder and former Chairman of the Board of Corautus Genetics (NASDAQ:VEGF), a cardiovascular gene therapy company. In 1995, he co-founded GenStar Therapeutics and served as its President and Chief Executive Officer through a milestone partnering agreement with Baxter Healthcare in 1998. He also served as Chief Financial Officer of GenStar, a public-reporting company, from inception through 2003. Corautus was formed through the merger of GenStar with Vascular Genetics in 2003. He served as the Chairman of GenStar from 1998 and of the merged company until 2004. From 1986 to 1995, he was a General Partner of Technology Funding, a venture capital fund. While at Technology Funding, Mr. Quadros assisted Crystallume, one of the companies that merged to form White Electronic Designs Corporation, with its IPO. He is currently Managing Partner of Tenex Greenhouse Ventures Ltd., a venture capital fund. He also serves as a director of several private companies. He was co-founder and served at various times from 1991-2001 as Chairman of the Board and Audit and Compensation Committee Chairman of Cardiac Science (NASDAQ: CSCX). Mr. Quadros holds a Bachelor of Arts degree in Finance from California State University, Fullerton and a Master of Business Administration degree from the Anderson School of Management at the University of California, Los Angeles.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ELECTION OF ALL OF THE ABOVE NAMED NOMINEES AS DIRECTORS OF THE CORPORATION.

Meetings and Committees of the Board

The Board met nine times during fiscal 2006. Each current director of the Corporation attended at least 75 percent of the total number of meetings of the Board and each committee on which each director served during fiscal 2006. All members of the Board are strongly encouraged to attend the Annual Meeting of Shareholders. All members of the Board were present at the 2006 Annual Meeting of Shareholders. The Board of Directors has three standing committees: the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee.

The Audit Committee is responsible for reviewing the accounting principles, policies and practices followed by the Corporation in accounting for and reporting its financial results of operations, and for selecting and meeting with the Corporation’s independent registered public accounting firm. The Committee meets from time to time with members of the Corporation’s accounting staff and, among other things, reviews the financial, investment and risk management policies followed by the Corporation in conducting its business activities; the Corporation’s annual financial statements; the Corporation’s internal financial controls; and the performance and compensation of the Corporation’s independent registered public accounting firm. The Audit Committee operates under a written Audit Committee Charter adopted by the Board. A copy of the Charter is available on our website at www.wedc.com.  During fiscal 2006, the Audit Committee consisted of Jack A. Henry (Chairman), Thomas J. Toy and Paul D. Quadros. The Audit Committee met twelve times during fiscal 2006. The Board has determined that each member of the Audit Committee is independent as defined under applicable NASDAQ listing standards and Securities and Exchange Commission (“SEC”) rules and regulations and each member also possesses the financial literacy requirements as set forth under NASDAQ listing standards. In addition, Jack A. Henry and Paul D. Quadros serve as the Audit Committee financial experts, as defined by SEC regulations, and possess the other financial sophistication requirements expected of such financial experts under the NASDAQ listing standards. The Audit Committee report is set forth below under the heading “Audit Committee Report.”

The Compensation Committee is responsible for reviewing the compensation arrangements in effect for the Corporation’s executive officers and for administering all of the Corporation’s stock option plans. During fiscal 2006, the Compensation Committee consisted of Thomas M. Reahard (Chairman), Edward A. White and Paul D. Quadros, and met three times. The report of the Compensation Committee is set forth below under the heading “Report of the Compensation Committee.” The Board has determined that each member of the Compensation Committee is independent as defined under applicable NASDAQ listing standards and SEC rules and regulations.

The Corporate Governance and Nominating Committee is responsible for identifying qualified individuals to become members of the Board and recommending Board nominees and nominees for each of the Board’s committees, recommending to the Board corporate governance principles and practices, and leading the Board in an annual review of its performance and the performance of the Board’s committees. The Committee will consider director nominee recommendations by shareholders, provided the names of such nominees, accompanied by relevant biographical information, are properly submitted in writing to the Secretary of the Corporation in accordance with the manner described for shareholder nominations below under the heading “Shareholder Proposals for 2008 Annual Meeting.” To be considered by the committee, each nominee, whether submitted by a shareholder or the Committee, must have a strong professional or other background with a reputation for integrity and responsibility. Each nominee must have experience relevant to the Corporation’s business in such areas (among others) as manufacturing, technology, research and development, finance or product marketing. The nominee must be able to commit sufficient time to appropriately prepare for, attend and participate in all Board and applicable Board committee meetings, as well as the annual meeting of shareholders, and must not have any conflicts of interest with the Corporation. The Corporate Governance and Nominating Committee will also require a certain number of director nominees to be independent as defined under the NASDAQ listing standards, and that at least one member of the Audit Committee be a financial expert. The Corporate Governance and Nominating Committee will seek recommendations from outside legal, accounting and other advisors in order to locate qualified nominees. All nominees, whether submitted by a shareholder or the Corporate Governance and Nominating Committee, will be evaluated in the same manner by the Corporate Governance and Nominating Committee, based upon their qualifications, experience, interpersonal and other relevant skills.

The Corporate Governance and Nominating Committee was formed in November 2003, after the end of fiscal 2003. During the 2006 fiscal year, the Committee met two times. The Committee operates under a written Corporate Governance and Nominating Committee Charter adopted by the Board. A copy of the Charter is available on our website at www.wedc.com. The members of the Corporate Governance and Nominating Committee are Thomas J. Toy (Chairman), Thomas M. Reahard and Edward A. White. The Board has determined that each of the members of the Corporate Governance and Nominating Committee is independent as defined under applicable NASDAQ listing standards and SEC rules and regulations.

Director Compensation

In the first half of fiscal 2006, each of the directors of the Corporation who were not also officers of the Corporation were paid (i) $6,250 per quarter, (ii) $1,000 for each quarterly Board meeting attended, (iii) $500 for each committee meeting in excess of one hour in length and (iv) reimbursements for related travel expenses, except as follows: As Vice Chairman, Mr. White received (i) $13,250 per quarter, (ii) $1,000 for each quarterly Board meeting attended, (iii) $500 for each committee meeting in excess of one hour in length, (iv) $4,000 for supplemental medical benefits and (v) reimbursements for related travel expenses. As Audit Committee Chairman, Mr. Henry received (i) $9,250 per quarter, (ii) $1,000 for each quarterly Board meeting attended, (iii) $500 for each committee meeting in excess of one hour in length and (iv) reimbursements for related travel expenses.

On January 15, 2006, the Board’s Compensation Committee approved certain changes to compensation amounts payable to non-employee directors. In the second half of fiscal 2006, each of the directors of the Corporation who were not also officers of the Corporation were paid (i) $7,250 per quarter, (ii) $1,000 for each quarterly Board meeting attended, (iii) $500 to $1,000 for each committee meeting based upon meeting length and associated preparation time and (iv) reimbursements for related travel expenses, except as follows: As Vice Chairman, Mr. White received (i) $14,250 per quarter, (ii) $1,000 for each quarterly Board meeting attended, (iii) $500 to $1,000 for each committee meeting based upon meeting length and associated preparation time, (iv) $4,000 for supplemental medical benefits and (v) reimbursements for related travel expenses. As Audit Committee Chairman, Mr. Henry received (i) $10,250 per quarter, (ii) $1,000 for each quarterly Board meeting attended, (iii) $500 to $1,000 for each committee meeting based upon meeting length and associated preparation time and (iv) reimbursements for related travel expenses.

Effective March 24, 2006, the White Electronic Designs Corporation 2006 Director Restricted Stock Plan was approved by the shareholders. Under this Plan, each of the outside directors receives an annual grant of 7,500 shares at the Annual Meeting of Shareholders that vest ratably over a three-year period. The Company values these shares using the intrinsic method. The 37,500 shares granted on March 24, 2006 were valued at $5.81 per share, the closing price of the stock on the date of grant.

Shareholder Communications with Board

The Board allows shareholders to send communications to the Board through its Corporate Governance and Nominating Committee. All such communications, except those related to shareholder proposals that are discussed below under the heading “Shareholder Proposals for 2008 Annual Meeting”, must be sent to the Chairman of the Corporate Governance and Nominating Committee at the Corporation’s offices at 3601 East University Drive, Phoenix, Arizona 85034.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

General

Effective January 4, 2007, the Audit Committee selected and appointed the firm of Grant Thornton LLP, independent registered public accounting firm, to be auditors of the Corporation and its subsidiaries for the fiscal year ending September 29, 2007. PricewaterhouseCoopers LLP (“PWC”) served as auditors of the Corporation and its subsidiaries for the fiscal year ended September 30, 2006. Although not required to do so, the Board is submitting the appointment of Grant Thornton LLP for ratification by shareholders in order to ascertain the views of the shareholders. If the appointment is not ratified, the Audit Committee will reconsider whether or not to retain Grant Thornton LLP. Even if the selection is ratified, the Audit Committee, in their discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such an appointment would be in our best interest and the best interest of our shareholders. Ratification of the auditors requires approval by vote of a majority of the shares of Common Stock that are voted with respect to Proposal 2.

Effective January 4, 2007, the Audit Committee of the Board of Directors of the Corporation dismissed PWC.

During the fiscal years ended October 1, 2005 and September 30, 2006 and through January 4, 2007:

•	PWC’s reports on the financial statements of the Corporation as of and for the years ended October 1, 2005 and September 30, 2006, did not contain any adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principle.

•	The Corporation did not have any disagreements with PWC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to PWC’s satisfaction, would have caused PWC to make a reference to the subject matter of the disagreements in connection with its reports on the financial statements of the Corporation for such years.

•	There were no reportable events as set forth in Item 304(a)(1)(v) of Regulation S-K.

The Corporation provided PWC with a copy of the disclosure related to their dismissal and requested that PWC furnish the Corporation with a letter addressed to the SEC stating whether or not it agrees with the statements by the Corporation concerning PWC herein. A copy of such letter provided by PWC is filed as Exhibit 16.1 to the Current Report on Form 8-K filed on January 10, 2007 with respect to PWC’s dismissal.

During the fiscal years ended October 1, 2005 and September 30, 2006 and through January 4, 2007, neither the Corporation nor anyone associated with the Corporation consulted with Grant Thornton LLP regarding any of the matters set forth in Items 304(a)(2)(i) and 304(a)(2)(ii) of Regulation S-K.

Representatives of Grant Thornton LLP are expected to be present at the shareholders’ meeting and will be given the opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions. Grant Thornton LLP has advised the Corporation that no member of that firm has any financial interest, either direct or indirect, in the Corporation or its subsidiaries, and it has had no connection with the Corporation or its subsidiaries in any capacity other than that of independent public accountants. Representatives of PWC will not be present at the shareholders’ meeting.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” RATIFICATION OF GRANT THORNTON LLP AS THE CORPORATION’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S FEES AND SERVICES

Audit Fees

PWC has billed the Corporation $1,464,305, in the aggregate, for professional audit services rendered for the 2006 and 2005 fiscal years. Fees for fiscal years 2006 and 2005 consisted of billings for the integrated audit of the Corporation’s consolidated financial statements and of its internal control over financial reporting, and the reviews of the interim financial statements included in the Corporation’s quarterly reports.

Audit-Related Fees

During our 2006 and 2005 fiscal years, PWC has billed us $137,728, in the aggregate, for assurance and related services that were reasonably related to the performance of the audit or review of our financial statements that are not reported under Audit Fees above. These services include accounting consultations in connection with acquisitions, and consultations concerning financial accounting and reporting standards, and included professional services in connection with the Corporation’s preparation for compliance with Section 404 of the Sarbanes-Oxley Act of 2002.

Tax Fees

During our 2006 and 2005 fiscal years, PWC has billed us $435,920, in the aggregate, for professional services for tax compliance, tax advice, and tax planning. These services include assistance regarding federal, state and local tax compliance, tax audit defense, mergers and acquisitions, and tax planning.

All Other Fees

During our 2006 and 2005 fiscal years, PWC has billed us $4,217, in the aggregate, for a software license for an accounting-related research tool. We did not engage PWC to perform any other services during fiscal 2006 or 2005.

Summary of Fees Billed to the Corporation by PricewaterhouseCoopers LLP

	FY 2006	FY 2005

Audit Fees	$716,225	$748,080
Audit-Related Fees	16,939	120,789
Tax Fees	205,413	230,507
All Other Fees	1,622	2,595

Total Fees	$940,199	$1,101,971

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee is responsible for reviewing and pre-approving both audit and permissible non-audit services to be provided by the independent auditor. This pre-approval duty may be delegated to one or more designated members of the Audit Committee, provided that any pre-approval given by such delegate(s) must be reported to the Audit Committee at its next regularly scheduled meeting. The Audit Committee’s pre-approval policies and procedures are included within the Audit Committee Charter.

The Audit Committee determined that the provision of the foregoing services and the related fees were compatible with maintaining PricewaterhouseCoopers LLP’s independence from the Corporation. In making its recommendation to ratify the appointment of Grant Thornton LLP as the Corporation’s independent registered public accounting firm for the fiscal year ending September 29, 2007, the Audit Committee has considered whether any non-audit services to be provided by Grant Thornton LLP are compatible with maintaining the independence of Grant Thornton LLP. All of the PWC fees identified above were approved by the Audit Committee pursuant to its pre-approval policies.

EXECUTIVE COMPENSATION

The following table sets forth the annual and long-term compensation for services rendered in all capacities to the Corporation during the 2006, 2005 and 2004 fiscal years of those persons who were (i) the chief executive officer during fiscal 2006, and (ii) the other most highly compensated executive officers during fiscal 2006 whose salary and bonus exceeded $100,000 (the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE

				Long Term
	Annual			Compensation
	Compensation			Awards
				Securities
				Underlying	All Other
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Options (#)(1)	Compensation ($)

Hamid R. Shokrgozar	2006	500,000	25,000	—	62,535	(2)
President, Chief Executive Officer,	2005	500,000	150,000	150,000	62,039	(2)
Chairman of the Board	2004	450,000	50,000	—	56,136	(2)

Dante V. Tarantine	2006	236,000	7,500	—	17,167	(3)
Executive Vice-President,	2005	216,000	50,000	50,000	21,469	(3)
Sales & Marketing	2004	198,462	20,000	—	13,535	(3)

Roger A. Derse	2006	210,000	10,000	40,000	16,873	(4)
Vice-President, Chief Financial Officer,	2005	189,000	45,000	10,000	10,850	(4)
Secretary, Treasurer	2004	88,617	8,000	50,000	4,379	(4)

(1)	Bonuses were paid and stock options were awarded in accordance with the policy established by the Board and the Compensation Committee. See “Report of the Compensation Committee” elsewhere in this Proxy Statement.

(2)	With respect to Mr. Shokrgozar, the amount consists of $31,306 in 2006, $31,342 in 2005 and $26,091 in 2004 of unused vacation payout; $18,196 in 2006, 2005 and 2004 for automobile allowance; $4,000 in 2006, 2005 and 2004 for supplemental medical payments; $7,500 in 2006, $7,000 in 2005 and $6,500 in 2004 for matching contribution payments to the 401(k) Plan; and $1,533 in 2006, $1,501 in 2005 and $1,349 in 2004 for life insurance premiums.

(3)	With respect to Mr. Tarantine, the amount consists of $4,652 in 2005 of unused vacation payout; $10,200 in 2006, $10,200 in 2005 and $8,400 in 2004 for automobile allowance; $6,454 in 2006, $6,132 in 2005 and $4,833 in 2004 for matching contribution payments to the 401(k) Plan; and $513 in 2006, $485 in 2005 and $302 in 2004 for life insurance premiums.

(4)	With respect to Mr. Derse, the amount consists of $10,200 in 2006, $10,200 in 2005 and $4,200 in 2004 for automobile allowance; $5,852 in 2006 for matching contribution payments to the 401(k) Plan; and $821 in 2006, $650 in 2005 and $179 in 2004 for life insurance premiums.

Option Grants in 2006

In fiscal 2006, the Named Executive Officers were granted the following options.

OPTION GRANTS IN THE LAST FISCAL YEAR

Potential Realizable Value
at Assumed Annual Rates
of Stock Price Appreciation
	Individual Grants				for Option Term
	Number of	Percent of
	Securities	Total Options	Exercise
	Underlying	Granted to	or Base
	Options	Employees in	Price	Expiration
Name	Granted (#)	Fiscal Year	($/Share)	Date	5% ($)	10% ($)

Hamid R. Shokrgozar	—	—	—	—	—	—
Dante V. Tarantine	—	—	—	—	—	—
Roger A. Derse	40,000	18.2%	$4.70	9/12/2016	$118,232	$299,624

With respect to the options awarded, Mr. Derse’s options will vest at the rate of 25% after the first year and ratably thereafter for 36 months.

The following table provides information, with respect to the Named Executive Officers, concerning the exercise of options during the 2006 fiscal year and unexercised options held by them at the end of that fiscal year. The dollar value in the Value Realized column was calculated by determining the difference between the market value of the shares acquired on the exercise date less the exercise price paid for those shares, without regard to whether the Named Executive Officer held or sold the shares after exercise. The dollar value in the last column was calculated by determining the difference between the closing selling price of Common Stock on September 29, 2006, which was $4.97, less the exercise price payable per share. None of the Named Executive Officers received or exercised any stock appreciation rights during the 2006 fiscal year, and none of them held any stock appreciation rights at the end of that fiscal year.

AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR AND
FISCAL YEAR-END OPTION VALUES

				Number of Securities	Value of Unexercised
	Shares			Underlying Unexercised	In-the-Money-Options at
	Acquired on		Value	Options at Fiscal Year-End	Fiscal Year-End(2)
Name	Exercise		Realized	Exercisable/Unexercisable	Exercisable/Unexercisable

Hamid R. Shokrgozar	81,500	(1)	$294,366	875,000/0	$1,378,563/$0
Dante V. Tarantine	—		—	177,500/0	$291,863/$0
Roger A. Derse	—		—	60,000/40,000	$0/$10,800

(1)	Mr. Shokrgozar executed exercise and hold transactions, in which he sold 27,500 shares of common stock only to cover a portion of the expense of exercising. The value realized equals the difference between the per share exercise price of the option and the fair market value of a share of our common stock on such date of exercise, multiplied by the number of shares for which the option was exercised. The appropriate taxes were paid in advance against the unrealized gain.

(2)	In-the-money options include only options for which the underlying security price at September 29, 2006 was greater than the exercise price of the options. The value of exercisable and unexercisable options equals the difference between the option exercise price and the closing price of our common stock on September 29, 2006 (the last day of trading for the fiscal year), multiplied by the number of shares underlying the options. The closing price of our common stock on September 29, 2006, as reported on NASDAQ, was $4.97 per share. These stock options were granted at the fair market value (closing price) of the stock on the grant date.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee is composed entirely of independent, non-employee members of the Board. The Committee reviews and approves each of the elements of the executive compensation program and periodically assesses the effectiveness and competitiveness of the program in total. In addition, the Committee administers the key provisions of the executive compensation program and reviews with the Board the compensation program for the Corporation’s executives. The Committee has furnished the following report on executive compensation.

Overview and Philosophy

Our executive compensation program is primarily comprised of base salary, performance based bonuses and equity-based incentives in the form of stock option grants. The Committee retained, without change in fiscal 2006, other elements of executive compensation. These included health, life and disability insurance, an automobile allowance, matching 401(k) contributions and supplemental medical expense coverage.

We believe that the interests of executive officers should be directly aligned with those of our shareholders. Our philosophy is to pay base salaries and bonuses to executives that enable us to attract, motivate and retain highly qualified executives and to motivate executives to achieve the Corporation’s business goals and recognize individual contributions. Stock option grants are intended to result in no reward if the stock price does not appreciate, but may provide substantial rewards to executives as shareholders benefit from stock price appreciation. These grants are primarily designed to provide incentives for superior long-term future performance. The Corporation does not use a formula to weigh the various factors it considers in connection with executive compensation.

Base Salary

Each executive officer receives a base salary which, when aggregated with their maximum incentive compensation, is intended to be competitive with similarly situated executives in similar industry positions. In determining salaries, we also take into account individual experience and performance and our specific needs. The Committee applied these subjective standards in determining the Chief Executive Officer’s compensation. The Board and the Committee reviewed and accepted the Chief Executive Officer’s recommendations regarding the compensation of the other executive officers.

Executive Bonuses

The Corporation’s executive officers are eligible for an annual cash bonus. The Committee establishes individual and corporate performance objectives at the beginning of each year. Eligible executives are assigned target bonus levels. The corporate performance measures for bonus payments for fiscal year 2006 were based on the achievement of designated financial targets, major company goals and objectives, and individual contribution.

Equity-based Incentives

We believe that it is important for our executive officers to have an equity stake in the Corporation. We make stock option grants to key executives from time to time. In awarding stock option grants, we review the level of grants to executives at other similarly situated companies, the awards granted to our other executives and the individual officer’s specific role at the Corporation. Mr. Derse received an award of 40,000 stock options in connection with his employment as our Vice-President, Chief Financial Officer, Secretary and Treasurer.

Other Benefits

Executive officers are eligible to participate in benefit programs designed for all full-time employees. These programs include medical, disability and life insurance and a qualified retirement program allowed under Section 401(k) of the Internal Revenue Code, as amended.

CEO Compensation Fiscal 2006

Pursuant to his employment agreement with the Corporation, Mr. Shokrgozar was paid a base salary of $500,000 in fiscal 2006. Based on his performance in fiscal 2006, the Compensation Committee awarded Mr. Shokrgozar a discretionary cash bonus of $25,000. Mr. Shokrgozar requested to not receive anything greater than $25,000 because the Corporation did not meet certain overall bookings and revenue goals in fiscal 2006. The Compensation Committee believes that this request exhibits Mr. Shokrgozar’s commitment to the Corporation’s philosophy that management’s compensation should be aligned with stockholder interests and accordingly, management should share in the rewards and shortfalls relative to the achievement of corporate goals. The Compensation Committee considers his base salary and bonus competitive and appropriate. In determining Mr. Shokrgozar’s compensation, the Compensation Committee reviews both cash-based and equity-based elements and makes an overall assessment of his role in the Corporation achieving strategic, operational and business goals, including goals related to corporate and divisional efficiency, sustained profitability and overall fiscal robustness. For instance, the Corporation has prolonged profitability that extends over twenty-two quarters, has no debt and the Corporation’s liquidity is at unprecedented levels.

Vice President, Chief Financial Officer Compensation Fiscal 2006

Mr. Derse was paid a base salary of $210,000 in fiscal 2006. Based on his performance in fiscal 2006, the Compensation Committee, consistent with Mr. Shokrgozar’s recommendation, increased Mr. Derse’s base salary to $220,500 and awarded him a discretionary cash bonus of $10,000. The Compensation Committee considers his base salary and bonus competitive and appropriate. In establishing a recommendation related to Mr. Derse’s compensation, Mr. Shokrgozar provided to the Compensation Committee an overall assessment of Mr. Derse’s performance in fiscal 2006 based on certain corporate and individual goals, such as establishing and maintaining effective corporate disclosure controls and procedures and other Section 404 compliance as well as certain financial goals.

Executive Vice President, Sales and Marketing Compensation Fiscal 2006

Mr. Tarantine was paid a base salary of $236,000 in fiscal 2006. Based on his performance in fiscal 2006, the Compensation Committee, consistent with Mr. Shokrgozar’s recommendation, maintained the same base salary for Mr. Tarantine and awarded him a discretionary cash bonus of $7,500. In part, this recommendation was a result of the Corporation not meeting certain overall bookings and revenue goals in fiscal 2006. The Compensation Committee considers his base salary and bonus competitive and appropriate. In establishing a recommendation related to Mr. Tarantine’s compensation, Mr. Shokrgozar provided to the Committee an overall assessment of Mr. Tarantine’s performance in fiscal 2006 based on certain corporate and individual goals, such as goals related to overall bookings and revenue of the Corporation in fiscal 2006.

Internal Revenue Code Section 162(m)

The Internal Revenue Code contains a limitation on the tax deduction a publicly held corporation may take on compensation aggregating more than $1 million for selected executives in any given year. The law and related regulations are subject to numerous qualifications and exceptions. Gains realized on non-qualified stock options, or incentive stock options that are subject to a “disqualifying disposition,” are subject to the tax limitation unless they meet certain requirements. To date, we have not been subject to the deductibility limitation and our general policy is to structure our equity based compensation to comply with the exception to the limitation.

Compensation Committee
Thomas M. Reahard (Chairman)
Edward A. White
Paul D. Quadros

Employment Agreements and Change in Control Arrangements

On December 14, 2004, we entered into a new employment agreement with Mr. Shokrgozar, who is employed as our President and Chief Executive Officer. Mr. Shokrgozar’s agreement provides a term ending December 13,

2007, and renews automatically for subsequent two-year terms unless 90 days prior to the renewal date, either the Corporation or Mr. Shokrgozar notifies the other of its intention not to renew. The agreement provides for an annual base salary of $500,000, which may be increased at the discretion of our Compensation Committee, an annual bonus to be determined by our Compensation Committee and participation by Mr. Shokrgozar in fringe benefit programs generally available to our senior executives. In the event of a termination for cause, we are required to pay Mr. Shokrgozar only his unpaid salary and those amounts earned by or accrued for his benefit under our plans to the date of termination. In the event of a termination without cause, or if we elect not to renew the agreement, we are required to pay to Mr. Shokrgozar a lump sum severance payment equal to two times the sum of Mr. Shokrgozar’s highest annual base salary and highest annual bonus/incentive compensation. The agreement also provides in such circumstance for the continuation of his benefits for a period of at least 18 months, provision of executive-level outplacement services and the immediate vesting of his options then exercisable for a period of 18 months after termination. Mr. Shokrgozar’s agreement includes special provisions in the event of a “Change in Control” (as defined in the agreement). Specifically, Mr. Shokrgozar’s employment term would automatically extend for a period of 18 months. During that term, Mr. Shokrgozar could terminate his agreement if his duties were materially changed, his annual compensation was decreased, he was required to relocate or if our successor failed to assume our obligation under the agreement. In the event of such a termination, Mr. Shokrgozar is entitled to a lump sum severance payment equal to three times his highest annual base salary and highest annual bonus/incentive compensation as well as the continuing benefits provided in the event of a termination without cause by us.

On December 13, 2006, we entered into change in control agreements (the “Change in Control Agreements”) with Dan Tarantine, our Vice-President, Sales & Marketing, and Roger A. Derse, our Chief Financial Officer (each an “Executive”). The Change in Control Agreements were designed to diminish the distractions that could result from uncertainties associated with a change in control of the Corporation by providing the Executives with certain assurances.

The Change in Control Agreements are effective as of December 13, 2006 and will continue in effect as long as the Executive is actively employed by the Corporation, unless otherwise agreed in writing by each party. The Change in Control Agreements provide that, in the event there is a “change in control” of the Corporation (as defined in the Change in Control Agreements) and the Executive’s employment with the Corporation is terminated without “cause” (as defined in the Change in Control Agreements) at any time within twelve months following the change if control, the Executive shall receive a severance payment equal to the greater of the Executive’s highest annual base salary and bonus of the two years immediately prior to the change in control. The severance payments are generally subject to the employee signing a general release and will be paid without regard to the Executive seeking or obtaining alternative employment. The Change in Control Agreements also provide that any stock options of the Corporation granted to the Executive shall accelerate and become vested upon a “change in control” of the Corporation. In addition, the Change in Control Agreements provide that the Executive is entitled to certain health benefits for twelve months following the Executive’s termination. In order to avoid any excise tax imposed by Section 4999 of the Internal Revenue Code, the parties have agreed to a ceiling on benefits to be received pursuant to the Change in Control Agreements, to the extent required by the regulations of such section.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the members of our Compensation Committee was an officer or employee of the Corporation at any time during the 2006 fiscal year. During fiscal 2006, no current executive officer of the Corporation served as a member of the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of our Board or Compensation Committee.

STOCK PRICE PERFORMANCE GRAPH

The following graph illustrates a comparison of the cumulative total shareholder return (change in stock price plus reinvested dividends) of (i) the Corporation’s Common Stock, (ii) the NASDAQ Composite Index and (iii) the Standard and Poor’s Aerospace & Defense Index from September 29, 2001 through September 30, 2006, the last day of our 2006 fiscal year. The Corporation has provided the Standard and Poor’s Aerospace Defense Index as an additional basis for comparison because the Standard and Poor’s Aerospace and Defense Index includes companies that sell products to the aerospace and defense industries, which are the industries where the Corporation makes a majority of its sales.

The graph assumes that $100 was invested on September 29, 2001 in the Corporation’s Common Stock and in each of the comparison indices, and assumes all dividends paid were reinvested. The comparisons in the graph are required by the SEC and are not intended to be forecasts or be indicative of possible future performance of the Corporation’s Common Stock.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG WHITE ELECTRONIC DESIGNS CORPORATION,
THE NASDAQ COMPOSITE INDEX
AND THE S & P AEROSPACE & DEFENSE INDEX

* $100 invested on 9/29/01 in stock or index-including reinvestment of dividends.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors has furnished the following report on the Corporation’s audit procedures and its relationship with its independent accountants for the twelve-month period ended September 30, 2006.

The Audit Committee has reviewed and discussed with the Corporation’s management and PricewaterhouseCoopers LLP the audited financial statements, the audit of the effectiveness of internal control over financial reporting, and the audit of management’s assessment of the effectiveness of internal control over financial reporting, of the Corporation contained in the Corporation’s Annual Report on Form 10-K for the Corporation’s 2006 fiscal year. The Audit Committee has also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by SAS No. 61 (Codification of Statements on Auditing Standards, AU Section 380), which includes, among other items, matters related to the conduct of the audit of the Corporation’s financial statements.

The Audit Committee has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees), and has discussed with PricewaterhouseCoopers LLP its independence from the Corporation.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Corporation’s Annual Report on Form 10-K for its 2006 fiscal year for filing with the SEC.

Audit Committee
Jack A. Henry (Chairman)
Thomas J. Toy
Paul D. Quadros

The Report of the Compensation Committee, the Stock Price Performance Graph and the Audit Committee Report do not constitute soliciting materials and should not be deemed filed or incorporated by reference into any other filing by the Corporation under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Corporation specifically incorporates these committee reports or the Stock Price Performance Graph information by reference into a filing under the Acts.

PRINCIPAL SHAREHOLDERS AND SECURITY OWNERSHIP BY MANAGEMENT

The following table sets forth the beneficial ownership of the Corporation’s Common Stock for (i) each of the Corporation’s current directors; (ii) each of the Corporation’s Named Executive Officers; (iii) each beneficial owner of more than five percent of the Common Stock; and (iv) all current directors and executive officers of the Corporation as a group. All such information reflects beneficial ownership as of January 17, 2007, as known by the Corporation. On such date, the number of shares of common stock outstanding was approximately 23,512,840.

	Amount and Nature of		Percent of
Name and Address of Beneficial Owner(1)	Beneficial Ownership(2)		Class(3)

Thomas M. Reahard	120,000	(4)	*
Hamid R. Shokrgozar **	945,000	(5)	4.02
Thomas J. Toy**	95,000	(6)	*
Edward A. White**	743,066	(7)	3.16
Jack A. Henry	43,500	(8)	*
Paul D. Quadros	40,000	(9)	*
Dante V. Tarantine**	178,500	(10)	*
Roger Derse	60,000	(11)	*

Directors and executive officers as a group (8 persons)	2,225,066		9.46

Royce & Associates, LLC	1,896,200	(12)	8.06
Byram Capital Management LLC	1,598,375	(13)	6.80
Dimensional Fund Advisors Inc.	1,344,777	(14)	5.72

*	Represents less than 1% of the class.

**	Subject to a Rule 10b5-1 Plan.

(1)	Unless otherwise noted, the address of each listed shareholder is 3601 East University Drive, Phoenix, Arizona 85034.

(2)	Unless otherwise noted, the Corporation believes that all persons named in the table have sole voting and investment power with respect to all shares of the Common Stock that are beneficially owned by them. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days after January 17, 2007 upon the exercise of options or other such rights.

(3)	Each owner’s percentage ownership is determined by assuming that options held by such person (but not those held by any other person), which are exercisable within 60 days after January 17, 2007 have been exercised.

(4)	Shares beneficially owned by Mr. Reahard include the following options that are currently exercisable or that will become exercisable within 60 days after January 17, 2007: options to purchase 18,000 shares of Common Stock granted under the Corporation’s 1992 Non-Qualified Stock Option Plan for Non-Employee Directors; and options to purchase 85,000 shares of Common Stock granted under the Corporation’s 2001 Directors Stock Option Plan.

(5)	Shares beneficially owned by Mr. Shokrgozar include the following options that are currently exercisable or that will become exercisable within 60 days after January 17, 2007: options to purchase 600,000 shares of Common Stock granted under the Corporation’s 1994 Flexible Stock Plan; options to purchase 125,000 shares of Common Stock from an independent grant in fiscal 2000; and options to purchase 150,000 shares of Common Stock granted under the Corporation’s 2000 Broad Based Non-Qualified Stock Plan.

(6)	Shares beneficially owned by Mr. Toy include the following options that are currently exercisable or that will become exercisable within 60 days after January 17, 2007: options to purchase 10,000 shares of Common Stock granted under the Corporation’s 1992 Non-Qualified Stock Option Plan for Non-Employee Directors; and options to purchase 85,000 shares of Common Stock granted under the Corporation’s 2001 Directors Stock Option Plan.

(7)	Shares beneficially owned by Mr. White include the following options that are currently exercisable or that will become exercisable within 60 days after January 17, 2007: options to purchase 14,000 shares of Common Stock granted under the Corporation’s 1992 Non-Qualified Stock Option Plan for Directors; and options to purchase 70,000 shares of Common Stock granted under the Corporation’s 2001 Directors Stock Option Plan. Mr. White has advised the Corporation that 659,066 shares of Common Stock beneficially owned by him have been transferred to the Edward A. White Family Limited Partnership, of which Mr. White is the sole general partner and of which he and his wife are the only limited partners.

(8)	Shares beneficially owned by Mr. Henry include the following options that are currently exercisable or that will become exercisable within 60 days after January 17, 2007: options to purchase 40,000 shares of Common Stock granted under the Corporation’s 2001 Directors Stock Option Plan.

(9)	Shares beneficially owned by Mr. Quadros include the following options that are currently exercisable or that will become exercisable within 60 days after January 17, 2007: options to purchase 40,000 shares of Common Stock granted under the Corporation’s 2001 Directors Stock Option Plan.

(10)	Shares beneficially owned by Mr. Tarantine include the following options that are currently exercisable or that will become exercisable within 60 days after January 17, 2007: options to purchase 87,500 shares of Common Stock granted under the Corporation’s 1994 Flexible Stock Plan and options to purchase 90,000 shares of Common Stock granted under the Corporation’s 2000 Broad Based Non-Qualified Stock Plan.

(11)	Shares beneficially owned by Mr. Derse include the following options that are currently exercisable or that will become exercisable within 60 days after January 17, 2007: options to purchase 60,000 shares of Common Stock granted under the Corporation’s 2000 Broad Based Non-Qualified Stock Plan.

(12)	Shares beneficially owned by Royce & Associates, LLC were determined based solely on our review of a Schedule 13G/A filed February 1, 2006 with the Securities and Exchange Commission. Royce & Associates, LLC is located at 1414 Avenue of the Americas, New York, NY 10019.

(13)	Shares beneficially owned by Byram Capital Management LLC were determined based solely on our review of a Schedule 13G jointly filed February 13, 2006 with the Securities and Exchange Commission by Byram Capital Management LLC and Seth M. Lynn, Jr., who is the majority owner and managing member of Byram Capital Management LLC. Byram Capital Management LLC is located at 41 West Putnam Avenue, Greenwich, CT 06830.

(14)	Shares beneficially owned by Dimensional Fund Advisors Inc. were determined based solely on our review of a Schedule 13G filed February 6, 2006 with the Securities and Exchange Commission. Dimensional Fund Advisors Inc. is located at 1299 Ocean Avenue, Santa Monica, CA 90401.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Corporation was not involved in any transactions with our directors, executive officers or shareholders known to us to beneficially own more than five percent of our outstanding Common Stock requiring disclosure under applicable securities regulations.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation’s directors and officers, and persons who own more than 10 percent of a registered class of the Corporation’s equity securities, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of any equity securities of the Corporation.

To the Corporation’s knowledge, based solely on review of the copies of such reports furnished to the Corporation, all officers, directors and beneficial owners of greater than 10 percent of the Corporation’s equity securities made all required filings under Section 16(a) on a timely basis.

OTHER MATTERS

The Board does not know of any other matters, which are likely to be brought before the Annual Meeting. In the event that any other matter properly comes before the Annual Meeting, the proxy holders will vote the enclosed proxy in accordance with their judgment on such matters.

A copy of the White Electronic Designs Corporation Annual Report to Shareholders for the fiscal year ended September 30, 2006 accompanies this Proxy Statement. The Annual Report includes the Corporation’s Annual Report on Form 10-K for such fiscal year, without exhibits, substantially as filed with the SEC. Copies of the omitted exhibits are available for a fee equal to the Corporation’s reasonable expenses in furnishing such exhibits.

Shareholders desiring copies of any of the above mentioned documents should address a written request to Mr. Roger A. Derse, Secretary, White Electronic Designs Corporation, 3601 East University Drive, Phoenix, Arizona 85034, and are asked to mark “2006 10-K Request” on the outside of the envelope containing the request. Our telephone number is (602) 437-1520.

SHAREHOLDER PROPOSALS FOR 2008 ANNUAL MEETING

Proposals of shareholders intended to be included in the proxy materials, including director nominee recommendations, relating to the 2008 annual meeting of shareholders, must be received by the Secretary at White Electronic Designs Corporation’s offices at 3601 East University Drive, Phoenix, Arizona 85034 prior to September 26, 2007, and must comply with Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended. A shareholder proposal submitted other than pursuant to Rule 14a-8 will be timely for purposes of Rule 14a-4(c)(1) if submitted to the Corporation on or before December 10, 2007. If a proposal is not submitted timely pursuant to Rule 14a-4(c)(1), the proxy holders named in the Corporation’s proxy statement for the 2008 annual meeting of shareholders will have discretionary authority to vote with respect to any such proposal subsequently raised at that meeting. The Secretary will forward all director nominee recommendations to the Corporate Governance and Nominating Committee for its review.

By Order of the Board of Directors

ROGER A. DERSE
Secretary
January 24, 2007

ANNUAL MEETING OF SHAREHOLDERS OF

WHITE ELECTRONIC DESIGNS CORPORATION

March 7, 2007

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

ê Please detach along perforated line and mail in the envelope provided. ê

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS (PROPOSAL 1), AND “FOR” PROPOSAL 2.
ALL SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN FAVOR OF ALL NOMINEES AND PROPOSALS UNLESS OTHERWISE INDICATED.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	To elect six directors of the Corporation.

NOMINEES:
☐	FOR ALL NOMINEES	m m	Jack A. Henry Paul D. Quadros
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	m m	Thomas M. Reahard Thomas J. Toy
☐	FOR ALL EXCEPT (See instructions below)	m m	Edward A. White Hamid R. Shokrgozar

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

		FOR	AGAINST	ABSTAIN
2.	To ratify the appointment of Grant Thornton LLP as the independent registered public accounting firm of the Corporation and its subsidiaries for the fiscal year ending September 29, 2007	☐	☐	☐

3.	To transact such other business as may properly come before the meeting or any adjournments thereof.

PLEASE VOTE, SIGN, DATE, AND RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE.

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

WHITE ELECTRONIC DESIGNS CORPORATION
PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MARCH 7, 2007
     The undersigned hereby names, constitutes and appoints HAMID R. SHOKRGOZAR AND ROGER A. DERSE, and each of them, as proxies of the undersigned, with full power of substitution, to vote all shares of common stock of White Electronic Designs Corporation held of record by the undersigned as of the close of business on January 17, 2007 on behalf of the undersigned at the Annual Meeting of Shareholders to be held at 3601 East University Drive, Phoenix, Arizona 85034, on March 7, 2007 at 11:00 a.m. Mountain Standard time. This proxy shall also be valid for any adjournments thereof. This proxy authorizes Mr. Shokrgozar and Mr. Derse, and each of them, to vote on the matters set forth on the reverse side and more fully described in the accompanying Proxy Statement. This proxy hereby revokes any proxy previously given by the undersigned as to these matters.
(Continued and to be signed on the reverse side)

ANNUAL MEETING OF SHAREHOLDERS OF

WHITE ELECTRONIC DESIGNS CORPORATION

March 7, 2007

PROXY VOTING INSTRUCTIONS

MAIL — Date, sign and mail your proxy card in the envelope provided as soon as possible.

- OR -

TELEPHONE — Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

- OR -

INTERNET — Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

COMPANY NUMBER
ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

ê Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. ê

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS (PROPOSAL 1), AND “FOR” PROPOSAL 2.
ALL SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN FAVOR OF ALL NOMINEES AND PROPOSALS UNLESS OTHERWISE INDICATED.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	To elect six directors of the Corporation.

NOMINEES:
☐	FOR ALL NOMINEES	m m	Jack A. Henry Paul D. Quadros
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	m m	Thomas M. Reahard Thomas J. Toy
☐	FOR ALL EXCEPT (See instructions below)	m m	Edward A. White Hamid R. Shokrgozar

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

		FOR	AGAINST	ABSTAIN
2.	To ratify the appointment of Grant Thornton LLP as the independent registered public accounting firm of the Corporation and its subsidiaries for the fiscal year ending September 29, 2007	☐	☐	☐

3.	To transact such other business as may properly come before the meeting or any adjournments thereof.

PLEASE VOTE, SIGN, DATE, AND RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE IF YOU ARE NOT VOTING VIA TELEPHONE OR THE INTERNET.

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.